UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 10, 2014 (March 6, 2014)

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)
41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.
On March 6, 2014, affiliates of Tyco International Ltd. (the “Company”) and Atkore International Group Inc. (“Atkore”) entered into a non-binding Letter of Intent (the “LOI”) pursuant to which Atkore has proposed to redeem all of the Company’s remaining common equity stake in Atkore for an aggregate cash purchase price of $250,000,000, plus an additional contingent amount if certain transactions involving Atkore occur prior to December 31, 2014. Completion of the redemption is subject to a number of conditions, including (i) the execution and delivery of a redemption agreement reflecting the definitive terms and conditions upon which the redemption would occur, (ii) completion of the refinancing of Atkore’s indebtedness, (iii) the solvency of Atkore and its subsidiaries immediately following the completion of the redemption and (iv) the termination of certain affiliate agreements between Atkore and affiliates of the Company, including an indemnity agreement, consulting agreement and stockholders agreement. Closing of the redemption is expected to occur in the Company’s third fiscal quarter.
The above information includes "forward-looking statements" regarding the Company’s intent to divest its remaining stake in Atkore. There can be no assurance that the Company and Atkore will enter into a definitive redemption agreement or, if the parties do enter into such an agreement, that the terms and conditions will be on terms favorable to the Company or as provided in the LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: March 10, 2014

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